Exhibit 99.2

Non-GAAP Financial Information

Operating (non-GAAP) Earnings Per Share and Related Income Statement Items

In an effort to provide better transparency into the operational results of the business, supplementally, the company separates business results into operating and non-operating categories. Operating earnings from continuing operations is a non-GAAP measure that excludes the effects of certain acquisition-related charges, intangible asset amortization, expense resulting from basis differences on equity method investments, retirement-related costs, certain impacts from the Kyndryl separation and related tax effects. Due to the unique, non-recurring nature of the enactment of the U.S. Tax Cuts and Jobs Act (U.S. tax reform), the company characterizes the one-time provisional charge recorded in the fourth quarter of 2017 and adjustments to that charge as non-operating. Adjustments include true-ups, accounting elections and any changes to regulations, laws, audit adjustments, etc. that affect the recorded one-time charge. Management also characterizes direct and incremental charges incurred related to the Kyndryl separation as non-operating given their unique and non-recurring nature. These charges include applicable employee awards and tax impacts related to the separation. Given its unique and temporary nature, management has also characterized the unrealized gain on Kyndryl common stock recorded in other (income) and expense in the Consolidated Income Statement as non-operating. The gain reflects fair value changes in the shares that were retained by the company immediately following the separation, with the intent to dispose of such shares within twelve months after the distribution. For acquisitions, operating (non-GAAP) earnings exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. These charges are excluded as they may be inconsistent in amount and timing from period to period and are significantly impacted by the size, type and frequency of the company’s acquisitions. All other spending for acquired companies is included in both earnings from continuing operations and in operating (non-GAAP) earnings. For retirement-related costs, the company characterizes certain items as operating and others as non-operating, consistent with GAAP. The company includes defined benefit plan and nonpension postretirement benefit plan service costs, multi-employer plan costs and the cost of defined contribution plans in operating earnings. Non-operating retirement-related costs include defined benefit plan and nonpension postretirement benefit plan amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs. Non-operating retirement- related costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance, and the company considers these costs to be outside of the operational performance of the business.

Overall, the company believes that supplementally providing investors with a view of operating earnings as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans; improves visibility to management decisions and their impacts on operational performance; enables better comparison to peer companies; and allows the company to provide a long-term strategic view of the business going forward. The company’s reportable segment financial results reflect pre-tax operating earnings from continuing operations, consistent with the company’s management and measurement system. In addition, these non-GAAP measures provide a perspective consistent with areas of interest the company routinely receives from investors and analysts.

Consolidated Free Cash Flow / Post-separation baseline Free Cash Flow

The company uses free cash flow as a measure to evaluate its operating results, plan shareholder return levels, strategic investments and assess its ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines consolidated free cash flow as consolidated net cash from operating activities less the change in Financing receivables and net capital expenditures, including the investment in software. A key objective of the Financing business is to generate strong returns on equity, and our Financing receivables are the basis for growth. Accordingly, management considers Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management presents free cash flow excluding the effect of Financing receivables. Since the company views Financing receivables as a profit-generating investment which it seeks to maximize, it is not considered when formulating guidance for free cash flow. As a result, the company does not estimate a GAAP consolidated net cash from operations expectation metric.

IBM post-separation baseline free cash flow refers to the company’s consolidated free cash flow adjusted for Kyndryl’s cash impacts of the structural actions (primarily workforce reduction) initiated in the fourth quarter of 2020 and the direct and incremental cash impacts of the Kyndryl separation. This amount includes the cash impact of IBM structural actions. IBM post-separation baseline free cash flow is viewed as useful information for management and shareholders as this measure is more aligned with the company’s on-going business operations.

Constant Currency

When the company refers to growth rates at constant currency or adjusts such growth rates for currency, it is done so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of its business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Performance Metrics

Key performance metrics are used to monitor the performance of the business and are viewed as useful decision-making information for management and shareholders.

Annual Recurring Revenue (ARR)

ARR is a key performance metric management uses to assess the health and growth trajectory of the Hybrid Platform & Solutions sub-segment within IBM Software. ARR is calculated by estimating the current quarter's recurring, committed value for certain types of active contracts as of the period-end date and then multiplying that value by four. This value is based on each arrangement's contract value and start date, mitigating fluctuations during the contract term, and includes the following consumption models: (1) software subscription agreements, including committed term licenses, (2) as-a-service arrangements (SaaS and PaaS) (3) maintenance and support contracts, (4) and security managed services contracts. ARR should be viewed independently of revenue as this performance metric and its inputs may not represent the amount of revenue recognized in the period and therefore is not intended to represent current period revenue or revenue that will be recognized in future periods.

Book-to-bill

Represents the ratio of IBM Consulting signings to its revenue over the same period. The metric is a useful indicator of the demand of our business over time. This definition should be read in conjunction with the signings definition below.

Signings

Signings are management’s initial estimate of the value of a client’s commitment under a services contract within IBM Consulting. There are no third-party standards or requirements governing the calculation of signings. The calculation used by management involves estimates and judgments to gauge the extent of a client’s commitment, including the type and duration of the agreement and the presence of termination charges or wind-down costs.

Contract extensions and increases in scope are treated as signings only to the extent of the incremental new value. Total signings can vary over time due to a variety of factors including, but not limited to, the timing of signing a small number of larger contracts. Signings associated with an acquisition will be recognized on a prospective basis.

Management believes the estimated values of signings disclosed provide an indication of our forward-looking revenue. Signings are used to monitor the performance of the business and viewed as useful information for management and shareholders. The conversion of signings into revenue may vary based on the types of services and solutions, contract duration, customer decisions, and other factors, which may include, but are not limited to, the macroeconomic environment.

Hybrid Cloud Revenue

IBM defines and measures end-to-end cloud capabilities within hybrid cloud environments, which includes technology (software and hardware), services and solutions to enable clients to implement cloud solutions across public, private and multi-clouds. The definition of hybrid cloud revenue is consistent with the prior methodology for cloud revenue historically presented. This spans across IBM’s Consulting, Software and Infrastructure segments. Examples include (but are not limited to):

●	Software: Red Hat Enterprise Linux (RHEL), Red Hat OpenShift, Cloud Paks, SaaS, PaaS
●	Consulting: services engagements related to cloud deployment of technology and applications
●	Infrastructure: infrastructure used in cloud deployments, IBM IaaS, infrastructure sold to cloud service providers